EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated April 10, 1998 included in Streicher Mobile Fueling, Inc.'s Form 10-K for the year ended January 31, 2000, into the Company's previously filed Registration Statements on Forms S-3 (Nos. 333-30950, 333-30952 and 333-84273) and on Forms S-8 (Nos. 333-8275 and
333-7901).

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida
May 15, 2000.